016570| 003590|127C|RESTRICTED||4|057-423

SERIES B WARRANTS

SERIES B WARRANTS

THIS CERTIFICATE IS TRANSFERABLE IN CANTON, MA AND NEW YORK, NY

Repros THERAPEUTICS INC.

Certificate Number
ZQ 000000

Shares
000000****
000000**
****000000****
*****000000***
******000000**

REPROS THERAPEUTICS INC.

VOID AFTER 5 P.M. EASTERN STANDARD TIME ON 2016 SERIES B WARRANTS TO PURCHASE COMMON STOCK

THIS CERTIFIES THAT

MR. SAMPLE & MRS. SAMPLE &
MR. SAMPLE & MRS. SAMPLE

CUSIP 76028H 12 6

SEE REVERSE FOR CERTAIN DEFINITIONS

or its registered assigns, is the registered holder of the following number of Series B Warrants

***ZERO HUNDRED THOUSAND
ZERO HUNDRED AND ZERO***

DATED <<Month Day, Year>>

COUNTERSIGNED AND REGISTERED:
COMPUTERSHARE TRUST COMPANY, N.A.
TRANSFER AGENT AND REGISTRAR,

By

AUTHORIZED SIGNATURE

FACSIMILE SIGNATURE TO COME

President

FACSIMILE SIGNATURE TO COME

Secretary

SECURITY INSTRUCTIONS ON REVERSE

1234567

Repros THERAPEUTICS INC.
PO BOX 43004, Providence, RI 02940-3004

MR A SAMPLE
DESIGNATION (IF ANY)
ADD 1
ADD 2
ADD 3
ADD 4

CUSIP				XXXXXX XX X
Holder ID				XXXXXXXXXX
Insurance Value				1,000,000.00
Number of Shares				123456
DTC	12345678			123456789012345
Certificate Numbers		Num/No.	Denom.	Total
1234567890/1234567890		1	1	1
1234567890/1234567890		2	2	2
1234567890/1234567890		3	3	3
1234567890/1234567890		4	4	4
1234567890/1234567890		5	5	5
1234567890/1234567890		6	6	6
Total Transaction				7